LOAN AGREEMENT

among

ECHO HEALTHCARE ACQUISITION CORP.

and

THE PARTIES IDENTIFIED ON SCHEDULE 1

i

ii

		Page
6.12	Entire Agreement; Amendments	11

Exhibit A:	Form of Promissory Note

Schedule 1:	Lenders

iii

LOAN AGREEMENT

among

ECHO HEALTHCARE ACQUISITION CORP.

and

THE PARTIES IDENTIFIED ON SCHEDULE 1

Agree as follows as of the    day of                         , 2005:

ARTICLE 1. Definitions

For the purposes of this Agreement:

“Agreement” shall mean this Agreement.

“Agreement Date” shall mean the date as of which this Agreement is dated.

“Applicable Law” shall mean in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which such Person or its properties are bound.

“Authorized Signatory” shall mean such senior personnel of the Borrower as may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower.

“Borrower” shall mean Echo Healthcare Acquisition Corp., a Delaware corporation.

“Business Combination” shall mean business combinations with more than one target business in the healthcare industry that is for assets or with a target business whose fair market value is at least equal to 80% of the net assets of the Borrower at the time of such acquisition as referenced in the Registration Statement.

“Business Day” shall mean a day on which national banks are open for the transaction of business required for this Agreement in New York, New York.

“Common Stock” shall mean the common stock, par value $.0001, of the Borrower.

“Default” shall mean any of the events specified in Section 5.01 hereof, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event an Event of Default.

“Default Rate” shall have the meaning ascribed to such term in the Note.

“Event of Default” shall mean any of the events specified in Section 5.01 hereof, provided that any requirement for notice or lapse of time has been satisfied.

“GAAP” shall mean, as in effect from time to time in the United States, generally accepted accounting principles consistently applied.

“Lenders” shall mean the individuals named on Schedule 1 attached hereto.

“Lien” shall mean, with respect to any property, any security deed, mortgage, deed to secure debt, deed of trust, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property, whether or not choate, vested, or perfected.

“Loan” shall mean and include any and all loans and advances made by the Lender to or for the benefit of the Borrower hereunder or under any of the Loan Documents.

“Loan Documents” shall mean this Agreement, the Notes, and all other documents or agreements executed in connection herewith.

“Materially Adverse Effect” shall mean any materially adverse effect upon the business, assets, liabilities, financial condition, results of operations, or business prospects of the Borrower or upon the ability of the Borrower to perform any material obligations under this Agreement or any other Loan Document resulting from any act, omission, situation, status, event, or undertaking, either singly or taken together; provided that the liquidation of the Borrower in the event Borrower does not consummate a Business Combination or the failure to consummate a Business Combination (as defined below) shall not constitute a Materially Adverse Effect.

“Maturity Date” shall mean the date the Borrower consummates a Business Combination.

“Necessary Authorizations” shall mean all authorizations, consents, approvals, permits, licenses and exemptions of, filings and registrations with, and reports to, all governmental and other regulatory authorities, whether federal, state, or local, and all agencies thereof.

“Notes” shall mean the promissory notes in the aggregate face principal amount of $550,000 issued to the Lenders by the Borrower, substantially in the form of Exhibit A attached hereto, and any other notes executed and delivered by the Borrower to the Lenders hereunder.

“Obligations” shall mean all payment and performance duties, liabilities, and obligations of the Borrower to the Lenders, whether now existing or hereafter created, incurred, or arising, and whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, including without limitation, all liabilities now or at any time or times hereafter owing to the Lender under this Agreement, the Notes, and the other Loan Documents.

“Payment Date” shall mean the date sixty days following the consummation of the Borrower’s initial public offering or such earlier date as the parties may agree.

“Permitted Liens” shall mean, as applied to any Person, (a) Liens securing taxes, assessments, and other governmental charges or levies or the claims of materialmen, mechanics, carriers, warehousemen, or landlords for labor, materials, supplies, or rentals incurred in the ordinary course of business, but in all cases only if payment shall not at the time be required to be made; (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under worker’s compensation, unemployment insurance, or similar legislation; (c) Liens constituting encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on use of real property, which in the sole judgment of the Lenders, do not materially detract from the value of such property or impair the use thereof in the business of the Borrower; and (d) Liens of record as of the Agreement Date acceptable to the Lenders.

“Person” shall mean an individual, corporation, partnership, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

“Registration Statement” shall mean the registration statement of the Borrower on Form S-1 (File No. 333-126650), as amended, filed on July 15, 2005 by the Borrower.

“Solvent” shall mean, as to any Person, that such Person has capital sufficient to carry on its businesses and transactions in which it is about to engage and is able to pay its debts as they mature and owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its debts.

Each definition of a document in this Article 1 shall include such document as amended, modified, or supplemented from time to time with the prior consent of the Lenders and, except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where specifically restricted, reference to a party to a Loan Document includes that party and its successors and permitted assigns.

ARTICLE 2. The Loan.

2.01    The Loan.    The Lenders agree, upon the terms and subject to the conditions of this Agreement, to lend an aggregate of $550,000, in the individual amounts set opposite each Lender’s name on Schedule 1 to the Borrower, on the Payment Date.

2.02    Interest.    The Borrower shall pay interest on the outstanding unpaid principal amount of the Loan at the times, in the amounts and in the manner provided in the Notes; provided that in no event shall such interest rate exceed the interest rate payable on the proceeds of the Borrower’s initial public offering to be held in trust with Northern Trust Corporation (the “IPO Trust”).

2.03    Prepayment.    The principal amount of the Loan may be prepaid in whole or in part at any time at the sole discretion of Borrower.

2.04    Repayment.    The principal amount of the Loan shall be repaid at the times, in the amounts and in the manner provided in the Notes, but in no event earlier than the consummation of a business combination (as contemplated in the prospectus filed by the Borrower with the Securities and Exchange Commission (“SEC”) in connection with its initial public offering) by the Borrower (a “Business Combination”).

2.05    Manner of Payment.

(a)    Each payment by the Borrower on account of the principal of or interest on the Loan and any other amount owed to the Lender under this Agreement or the Note shall be made not later than 11:00 A.M. (New York City time) on the date specified for payment under this Agreement to the Lender in lawful money of the United States of America in immediately available funds; provided that in no event shall any Note or other document require payment to be made earlier than the effective date of consummation of a Business Combination.

(b)    If any payment under this Agreement or the Notes shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

(c)    The Borrower agrees to pay principal, interest, fees and all other amounts due hereunder or under the Note without set-off or counterclaim or any deduction whatsoever; provided that if the Borrower fails to consummate a Business Combination within two years following the closing of the Borrower’s initial public offering, the Borrower shall have no obligation to repay any amounts hereunder or under any Note and the Lenders and the holders of any Notes shall forfeit any rights to repayment thereunder.

(d)    If some but less than all amounts due from the Borrower are received by the Lender, the Lender shall apply such amounts in the following order of priority: (i) to the payment of all other amounts not otherwise referred to in this Section 2.05(d) then due and payable hereunder or under the Loan Documents, (ii) to the payment of interest then due and payable on the Loan, and (iii) to the payment of principal then due and payable on the Loan.

ARTICLE 3. General Covenants.

So long as any of the Obligations is outstanding and unpaid and unless the Lender shall otherwise consent in writing:

3.01    Preservation of Existence and Similar Matters.    The Borrower will (a) preserve and maintain its existence, rights, franchises, licenses, and privileges in its jurisdiction of incorporation including, without limitation, all Necessary Authorizations and (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization.

3.02    Compliance with Applicable Law.    The Borrower will comply with all requirements of Applicable Law.

3.03    Maintenance of Properties.     The Borrower will maintain or cause to be maintained in the ordinary course of business in good repair, working order, and condition all properties used or useful in its businesses (whether owned or held under lease), and from time to time to make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

3.04    Accounting Methods and Financial Records.    The Borrower will maintain a system of accounting, established and administered in accordance with GAAP, will keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles, consistently applied and reflecting all transactions required to be reflected by such accounting principles.

3.05    Payment of Taxes and Claims.    The Borrower will pay and discharge all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims for labor, materials, and supplies which, if unpaid, might become a Lien or charge upon any of its properties.

3.06    Payment of Indebtedness.     The Borrower will pay, subject to any provisions therein regarding subordination, any and all of its Indebtedness when and as the same becomes due.

3.07    Use of Proceeds.    The Borrower will use the proceeds of the Loan solely for general corporate working capital purposes and shall not place any of the proceeds in the IPO Trust.

3.08    Further Assurances.    The Borrower will promptly cure, or cause to be cured, defects in the creation and issuance of any Note and the execution and delivery of the Loan Documents (including this Agreement), resulting from any act or failure to act by the Borrower or any employee or officer thereof. The Borrower at its expense will promptly execute and deliver to the Lender, or cause to be executed and delivered to the Lender, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith as may be reasonably requested by the Lender.

3.09    Exchange Offer.    Borrower shall have the right at any time and from time to time to exchange the principal amount of the Notes and all then accrued interest thereon for warrants to purchase shares of Borrower’s Common Stock, at a price of $1.20 per warrant if such exchange can be accomplished in compliance with all Necessary Authorizations. To the extent permissible under applicable federal and state securities laws, such warrants shall have the terms and conditions similar to the warrants to be issued by Borrowers as part of the units to be issued and sold in Borrower’s initial public offering as described in the Registration Statement; provided, however, that Lenders receiving such warrants shall not be permitted to transfer such warrants until the consummation of a Business Combination and all such warrants shall be non-callable. The terms of any such exchange shall also provide that any shares of Borrower’s Common Stock issued upon exercise of such warrants will be “registerable securities” for purposes of the registration rights relating to the shares of Borrower’s common stock issued to the Lenders in connection with the formation of Borrower.

ARTICLE 4. Information Covenants.

So long as any of the Obligations is outstanding and unpaid and unless the Lender shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to the Lender as provided in Section 7.01 hereof:

4.01    Audited Annual Financial Statements and Information.    Within ninety (90) days after the end of the respective fiscal year of the Borrower, the Borrower’s Annual Report on Form 10-K for the end of such fiscal year as filed with the SEC.

4.02    Quarterly Financial Statements and Information.    Within forty-five (45) days after the last day of each quarter in each fiscal year of the Borrower, the Borrower’s Quarterly Report on Form 10-Q for the respective quarter as filed with the SEC.

4.03    Copies of Other Reports.     From time to time and promptly upon each reasonable request, such data, certificates, reports, statements, opinions of counsel, documents, or information regarding the business, assets, liabilities, financial position, projections, results of operations, or business prospects of the Borrower as the Lenders reasonably may request.

4.04    Notice of Litigation and Other Matters.    Prompt notice of the following events after the Borrower has, or in the exercise of reasonable diligence should have, received notice thereof:

(a)    The commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator (i) against, or (ii) (to the extent known to the Borrower) in any other way relating adversely to, the Borrower or any of its assets or businesses which, if adversely determined, would singly or when aggregated with all other such proceedings, investigations, and actions, if adversely determined, have a Materially Adverse Effect;

(b)    Any material adverse change with respect to the business, assets, liabilities, financial position, results of operations, or business prospects of the Borrower other than changes in the ordinary course of business the effects of which have not had a Materially Adverse Effect; and

(c)    Any Default or Event of Default or the occurrence or non-occurrence of any event which constitutes, or which with the passage of time or giving of notice (or both) would constitute a default by the Borrower under any material agreement other than this Agreement to which the Borrower is a party or by which its properties may be bound, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto.

ARTICLE 5. Default.

5.01    Events of Default.    Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body; provided, however, that in no event shall Lenders assert a Default or the occurrence of an Event of Default prior to the effective date of consummation of a Business Combination and the occurrence of a Default or an Event of Default prior to such date shall automatically and without any further action by Borrower stay the ability of the Lenders to assert any remedies in respect thereof until the effective date of consummation of such Business Combination:

(a)    Any representation or warranty made in any Loan Document shall prove incorrect or misleading in any material respect when made;

(b)    The Borrower shall default in the payment of (i) any interest under the Notes when due, or (ii) any principal under the Note when due;

(c)    The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 5.01, and such Default shall not be cured to the Lender’s satisfaction within a period of thirty (30) days from the occurrence of such default;

(d)    There shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement), which shall not be cured within any applicable grace period set forth therein;

(e)    There shall be entered a decree or order by a court having jurisdiction in the premises constituting an order for relief in respect of the Borrower under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of the Borrower or of any substantial part of its properties, or ordering the winding-up or liquidation of the affairs of the Borrower and any such decree or order shall continue in effect for a period of forty-five (45) consecutive days;

(f)    The Borrower shall file a petition, answer, or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or the Borrower shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Borrower or of any substantial part of its properties, or the Borrower or the Guarantor shall fail generally to pay its debts as such debts become due, or the Borrower shall take any corporate action in furtherance of any such action;

(g)    Any event shall occur which has a Materially Adverse Effect; or

(h)    Any Loan Document or provision thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by the Borrower, or by any governmental authority having jurisdiction over the Borrower, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower shall deny that it has any liability or any obligation for the payment of principal or interest purported to be created under any Loan Document.

5.02    Remedies.    If an Event of Default shall have occurred and shall be continuing,

(a)    With the exception of an Event of Default specified in Section 5.01(c) or (g), the Lenders shall have the right and option, in their sole discretion, to do any one or more of the following: (i) terminate the Loan; and (ii) declare the principal of and interest on the Loan and the Notes, all other amounts owed under this Agreement and the Notes, and all other Obligations to be forthwith due and payable, whereupon all such amounts shall immediately become absolute and due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Note to the contrary notwithstanding, and whereupon all such amounts shall be immediately due and payable;

(b)    Upon the occurrence and continuance of an Event of Default specified in Section 5.01(e) or (f), such principal, interest, and other amounts and other Obligations shall thereupon and concurrently therewith become absolute and due and payable without any action by the Lenders or any holder of the Notes and without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or the Notes to the contrary notwithstanding;

(c)    The Lenders shall have the right and option to exercise all of the post-default rights granted to it under the Loan Documents; and

(d)    The Lenders shall have the right and option to exercise all rights and remedies available to it at law or in equity.

ARTICLE 6. Miscellaneous.

6.01    Notices.

(a)    All notices and other communications required or permitted under this Agreement shall be in writing and, if mailed by prepaid first-class mail or certified mail, return receipt requested, at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) Business Days after the postmarked date thereof and, if telecopied, shall be followed forthwith by letter and shall be deemed to have been received on the next Business Day following dispatch and acknowledgment of receipt by the recipient’s telecopy machine. In addition, notices hereunder may be delivered by hand or overnight courier, in which event the notice shall be deemed effective when delivered. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

(i)    If to the Borrower, to it at:

Echo Healthcare Acquisition Corp. 8000 Towers Crescent Drive

Suite 1300 Vienna, Virginia 221812 Attn: Joel Kanter, President

with a copy to:

Powell Goldstein LLP One Atlantic Center, Fourteenth Floor 1201 W. Peachtree Street, NW Atlanta, Georgia 30309-3488 Attn: Richard H. Miller, Esq.

(ii)     If to the Lenders, to them at the addresses set forth opposite their names on Schedule 1 attached hereto:

(b)    Any party hereto may change the address to which notices shall be directed under this Section 6.01 by giving ten (10) days’ written notice of such change to the other parties.

6.02    Expenses.    The Borrower will promptly pay:

(a)    Upon closing of this Agreement, all out-of-pocket expenses of the Lenders (including, without limitation, attorneys’ fees and expenses) in connection with the preparation, negotiation, execution, and delivery of this Agreement, the Notes and the other Loan Documents, including all post-closing matters, and the transactions contemplated hereunder and thereunder; and

(b)    All costs and out-of-pocket expenses in connection with the administration of the Loan Documents, including the restructuring, refinancing and “work-out” of the transaction herein contemplated, the delivery of any amendment or waiver, of obtaining performance under this Agreement or the other Loan Documents and all costs and out-of-pocket expenses of collection if default is made in the payment of the Notes, which in each case shall include fees and expenses of counsel for the Lenders.

6.03    Waivers.    The rights and remedies of the Lender under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No failure or delay by the Lenders in exercising any right shall operate as a waiver of it. Any waiver or indulgence granted by the Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of this Agreement such as to require further notice by the Lenders of the Lenders’ intent to require strict adherence to the terms of this Agreement in the future.

6.04    Set-Off.    In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of a Default or an Event of Default, the Lenders and any subsequent holders of the Notes are hereby authorized by the

Borrower at any time or from time to time, without notice to the Borrower, or to any other Person, any such notice being hereby expressly waived, to set-off, to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by the Lenders or such holder to or for the credit or the account of the Borrower, as the case may be, against and on account of the obligations and liabilities of the Borrower, as the case may be, to the Lenders or such holder under this Agreement, the Notes, and any other Loan Document, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes, or any other Loan Document, irrespective of whether or not (a) the Lenders or the holder of the Notes shall have made any demand hereunder or (b) the Lenders shall have declared the principal of and interest on the Loan and the Note and other amounts due hereunder to be due and payable as permitted by Section 5.02 hereof and although said obligations and liabilities, or any of them, shall be contingent or unmatured.

6.05    Assignment.

(a)    The Borrower may not assign or transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each Lender that is party to such Note.

(b)    The Lenders may at any time sell, assign, transfer, or otherwise dispose of, all or any portion of the Indebtedness of the Borrower outstanding pursuant to this Agreement and the Notes. The Borrower hereby agrees that any assignee or transferee of all or any portion of any amount owed by the Borrower under this Agreement and the Notes (i) shall be entitled to the benefits of the provisions of this Agreement as the Lenders hereunder, and (ii) may exercise any and all rights of banker’s lien, set-off, or counterclaim with respect to any and all amounts owed by the Borrower to such assignee, transferee, or holder as fully as if such assignee, transferee, or holder had made the Loan in the amount of the obligation which is assigned or transferred to it.

(c)    Except as specifically set forth in Section 6.05(b) hereof, nothing in this Agreement or the Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy, or other claim under this Agreement or the Notes.

6.06    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

6.07    Governing Law.    This Agreement and the Note shall be construed in accordance with and governed by the laws of the State of New York, without regard to its conflicts of law principles.

6.08    Severability.    Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

6.09    Interest and Charges.    The Borrower and the Lenders hereby agree that the only charge imposed by the Lenders upon the Borrower for the use of money in connection with the Loan is and shall be the interest expressed herein, as provided in Section 2.02 hereof and in the Notes.

6.10    Headings.    Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

6.11    Pronouns.    The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

6.12    Entire Agreement; Amendments.    This Agreement and the other Loan Documents represent the entire agreement between among the Borrower and the Lenders with respect to the subject matter of this transaction. No amendment or modification of the terms and provisions of this Agreement shall be effective unless in writing and signed by the Lenders and the Borrower.

IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above.

BORROWER:	ECHO HEALTHCARE ACQUISITION CORP.

By:
Title:

Attest:

Title:

[Signatures continued on next page]

LENDER:	CHICAGO INVESTMENTS, INC.

By:	By:
Gary A. Brukhardt	Name:
By:	Title:
Gene E. Burleson
By:
Richard Martin
By:
Kevin Pendergest

SCHEDULE 1

Name	Loan Amount	Address

Chicago Investments, Inc.
Gary Brukhardt
Gene Burleson
Richard Martin
Kevin Pendergest

EXHIBIT A

FORM OF PROMISSORY NOTE

PROMISSORY NOTE

$550,000.00	, 2005 Vienna, Virginia

Echo Healthcare Acquisition Corp. (the “Maker”) promises to pay to the order of [the payees listed on Exhibit A hereto in the amounts listed on Exhibit A] (the “Payees”) the principal sum of Five Hundred Fifty Thousand Dollars and No Cents ($550,000.00) in lawful money of the United States of America, on the terms and conditions described below. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement among the Maker and the Payees, dated as of                         , 2005 (the “Loan Agreement”)

1.    Principal.    The principal balance of this Note shall be repayable no earlier than the date on which Maker consummates a Business Combination (as defined in the Loan Agreement). If the Maker does not consummate a Business Combination, then the Payees shall forfeit the principal balance of this Note and any rights hereunder.

2.    Interest.    Interest shall accrue on the unpaid principal balance of this Note at a rate equal to the rate of interest on the net proceeds held in trust in connection with Maker’s initial public offering, as described in its Registration Statement on Form S-1 (File No. 333-126650), as amended, filed on July 15, 2005 by the Maker. In no event shall interest payable hereunder exceed such rate, except in the event of default as discussed below. No interest shall be payable until the principal balance of this Note becomes payable. If the Payees or bearers forfeit the principal balance of this Note, as provided herein, the Payees or bearers shall also forfeit any interest accrued hereunder.

3.    Application of Payments.    All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges, then to the payment in full of any interest accrued but unpaid and finally to the reduction of the unpaid principal balance of this Note.

4.    Events of Default.    The following shall constitute Events of Default:

(a)    Failure to Make Required Payments.    Failure by Maker to pay the principal of this Note within five (5) business days following the date when due.

(b)    Voluntary Bankruptcy, Etc.    The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)    Involuntary Bankruptcy, Etc.    The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

5.    Remedies.

(a)    Upon the occurrence of an Event of Default specified in Section 4(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)    Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee, and shall bear a Default Interest rate of the current interest rate payable hereunder on the date of the Event of Default plus an additional 2% until the amounts owing hereunder are paid in full.

6.    Waivers.    Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

7.    Unconditional Liability.    Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agree that additional makers, endorsers, guarantors, or sureties

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may become parties hereto without notice to them or affecting their liability hereunder.

8.    Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery or (iv) sent by facsimile or (v) to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Echo Healthcare Acquisition Corp. 8000 Towers Crescent Drive Suite 1300 Vienna, Virginia 22182 Attention: Joel Kanter, President Facsimile: (515) 244-2346

with a copy to:

Powell Goldstein LLP One Atlantic Center, Fourteenth Floor 1201 W. Peachtree Street, NW Atlanta, Georgia 30309-3488 Attention: Richard H. Miller, Esq. Facsimile: (404) 572-6999

If to Payee:

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date reflected on a signed delivery receipt, or (iv) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

9.    Construction.    THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE DOMESTIC, INTERNAL LAW, BUT NOT THE LAW OF CONFLICT OF LAWS, OF THE STATE OF DELAWARE.

10.    Severability.    Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such

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prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by its President the day and year first above written.

ECHO HEALTHCARE ACQUISITION CORP.

Date: , 2005	By: Name: Joel Kanter Title: President

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Exhibit A

Payee	Amount
Gene E. Burleson
Gary A. Brukhardt
Kevin Pendergest
Richard Martin
Chicago Investments, Inc.